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                                                                   EXHIBIT 23.10


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 of the Registration Statement on Form S-3 of our report dated March 8, 1996, relating to the financial statements of Cambodinamica TV Cabo Sao Paulo S.A. as of and for the years ended December 31, 1995 and 1994, which appears on page 55 of the United International Holdings, Inc. Form 10-K Annual Report for the year ended February 28, 1998. We also consent to the references to us under the heading "Experts" in such Prospectus.



Price Waterhouse
Auditores Independentes
Sao Paulo, Brazil
June 22, 1998